HAMILTON LANE INCORPORATED REPORTS FOURTH QUARTER AND FISCAL YEAR 2018 RESULTS

BALA CYNWYD, PENN. – June 7, 2018 – Leading private markets asset management firm Hamilton Lane Incorporated (NASDAQ: HLNE) today reported its results for the fourth quarter and full fiscal year ended March 31, 2018.

Hamilton Lane CEO Mario Giannini commented: “Thanks to our clients and our team, this past fiscal year was another strong one for our business. We added to our broad and diverse client base, expanded our global team, and continued to grow where we believe the opportunities exist in the private markets, strategically opening a number of new offices across the globe. As a result, our asset footprint has also grown, reaching a new high of over $450 billion - up more than $100 billion versus last fiscal year.

Additionally, our board of directors approved an increase in our quarterly dividend of more than 20% in light of this growth, highlighting our continued commitment to returning value to our shareholders.
Looking forward, we are excited about the times ahead given the momentum in the private markets and our vantage point as a global leader in the space.”

Hamilton Lane issued a full detailed presentation of its fourth quarter and fiscal year 2018 results, which can be viewed at http://ir.hamiltonlane.com.
Dividend
Hamilton Lane has declared a quarterly dividend of $0.2125 per share of Class A common stock to record holders at the close of business on June 18, 2018. This dividend will be paid on July 6, 2018.
Conference Call
Hamilton Lane will discuss fourth quarter and full fiscal 2018 results in a webcast and conference call today, Thursday, June 7, 2018, at 11:00 a.m. Eastern Time. The call will be broadcast live via a webcast, which may be accessed on Hamilton Lane’s Investor Relations website. The call may also be accessed by dialing (866) 393-4306 inside the U.S., or (734) 385-2616 for international callers. The conference ID is 6075539.
A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Hamilton Lane Investor Relations website.
About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading alternative investment management firm providing innovative private markets solutions to sophisticated investors around the world. Dedicated to private markets investing for 26 years, the firm currently employs approximately 340 professionals operating in offices throughout the U.S., Europe, Asia-Pacific, Latin America and the Middle East. With approximately $451 billion in total assets under management and supervision as of March 31, 2018, Hamilton Lane offers a full range of investment products and services that enable clients to participate in the private markets asset class on a global and customized basis. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on Twitter: @hamilton_lane.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the

Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe” and similar expressions are used to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to our ability to manage growth, fund performance, risk, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to us; our ability to comply with investment guidelines set by our clients; our ability to consummate planned acquisitions and successfully integrate the acquired business with ours; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.
The foregoing list of factors is not exhaustive.  For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.
Investor Contact
Demetrius Sidberry
dsidberry@hamiltonlane.com
+1 610 617 6768

Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 610 617 5841

Fiscal Year 2018 Fourth Quarter and Full Year Results Earnings Presentation - June 7, 2018

Today’s Speakers Mario Giannini Erik Hirsch Randy Stilman Chief Executive Officer Vice Chairman Chief Financial Officer Jeff Meeker Demetrius Sidberry Chief Client Officer Head of Investor Relations Page 2

Period Highlights • Total asset footprint (assets under management/advisement) reached a record Business amount of approximately $451 billion, growing 32% compared to March 31, 2017 Performance • Assets under management and fee-earning assets under management were approximately $54 billion and $31 billion, respectively, as of March 31, 2018, increases of 28% and 14%, respectively, compared to March 31, 2017 USD in millions except per share amounts FY18 QTD FY18 YTD vs. FY17 Management and advisory fees $48.7 $195.0 13% GAAP net income $13.5 $17.3 N/A1 Financial 1 Results GAAP EPS $0.68 $0.93 N/A Non-GAAP EPS2 $0.58 $1.64 84% Fee Related Earnings2 $18.8 $81.2 12% Adjusted EBITDA2 $47.5 $132.6 60% Dividend • Declared a quarterly dividend of $0.2125 per share of Class A common stock to record holders at the close of business on June 18, 2018 1 Prior year GAAP results are for the period from March 6, 2017 through March 31, 2017, the period following the Reorganization and IPO 2 Non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see pages 18 and 24 of this presentation. Page 3

Growing Asset Footprint & Influence 1 Total Assets Under Management/Advisement ($B) $451B AUM � AUA $500 Y-o-Y Growth Q-o-Q Growth $54 AUA: 32% AUA: 6% $50 $400 AUM: 28% AUM: 7% $397 $40 $374 CAGR: 21% $300 $35 $32 $292 $200 $30 $24 $205 $22 $189 $16 $19 $11 $13 $147 $147 $100 $129 $7 $95 $6 $77 $79 $81 $36 $51 $0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 3/31/18 Total AUA Total AUM 1 Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. Page 4

AUM Growth AUM AUA Customized Separate Specialized Advisory Accounts Funds Services Diverse mix of existing and Select funds in market: Typically larger clients with prospective clients seeking to • Co-investment fund wide-ranging mandates; further or establish relationship opportunity set continues to • Credit-oriented funds with Hamilton Lane be robust • Private equity fund-of-funds • $2.9B of net FEAUM added • Nearly $1B of net FEAUM added • Nearly $100B in AUA added during fiscal 2018 during fiscal 2018 during fiscal 2018 • ~70% of our gross contributions • Fund closing subsequent to during fiscal 2018 came from 3/31/18: existing clients • Credit-oriented fund: $889M1 • FEAUM added subsequent to 3/31/18: • Private equity fund-of-funds: ~$55M 1 Note: Management fees charged on net invested capital Page 5

Fee-Earning AUM Driving Revenues Fee-earning AUM growth continues... Total Fee-Earning Assets Under Management ($B) Total Management Fee Revenues as a % of Average FEAUM $40 0.55% 0.56% 0.57% 0.56% $35 $31 $30 CAGR: 13% $27 $10 $25 $24 $22 $9 $20 $19 $7 $6 $5 $15 $21 $18 $10 $16 $17 $14 $5 $0 Mar-14 Mar-15 Mar-16 Mar-17 Mar-18 Customized Separate Accounts Specialized Funds ...and annual fee rates are stable Y-o-Y Drivers of Growth * Customized Separate Accounts: * Specialized Funds: * Acquisition of Real Assets firm: • New client wins • Closed secondary and credit oriented • Closed Q2 FY18 • Client re-ups (2017) funds • ~$700M of FEAUM in total • Fundraising co-investment, credit oriented acquired (2018) and fund of funds products Page 6

Capital Allocation Strategy Growth Opportunities Debt Paydown Dividend Philosophy • New geographies • Conservative balance • Paid $0.70 in fiscal 2018 sheet of <1x debt to • New strategies • Fiscal 2019 target of Adjusted EBITDA $0.85, up 21% year- • Technology over-year • Talent acquisition Page 7

The Client Partnership The Partnership Relationship Management Client Staff Client Service & Trustees The Platform Monitoring & Legal & Compliance Research Investment Teams Reporting • Relationship Management Team is a partner and can serve as extension of staff depending on a client’s needs • Client decides how they want to leverage our resources • Relationship Management Team aligns Hamilton Lane expertise with client needs Page 8

Focused on Long-Term Performance Hamilton Lane Private Markets Index Annualized Time-Weighted Return (as of 12/31/17) Strategy 1 Year 3 Year 5 Year 10 Year 15 Year All Private Markets1 16.5% 10.5% 12.0% 7.8% 12.6% All Equity Strategies 20.3% 12.9% 14.5% 9.6% 13.7% Developed Markets Buyout 22.3% 14.2% 14.7% 9.9% 15.4% Private Equity Developed Markets 15.4% 10.9% 16.3% 10.4% 10.2% Venture / Growth Rest of World Equity2 20.7% 11.0% 10.6% 6.3% 9.7% Public Global Equity Public Benchmark 22.4% 9.3% 11.6% 5.0% 8.9% Equities (MSCI World)4 Source: Hamilton Lane Data via Cobalt (May 2018). Return figures are geometric averages of USD time-weighted returns. Returns longer than one year are annualized. 1 Includes Private Equity, Private Credit, and Private Real Assets strategies 2 Includes buyout, growth, venture capital and co-investment focused funds 3 MSCI World USD, net reinvested dividends Page 9

Client Observations - Drivers of Growth Additional Re-ups to maintain commitments to New entrants to the Long-term allocation targets reach allocation private markets outperformance targets Page 10

Financial Highlights

Hamilton Lane

Consolidated Revenues

Strong revenue growth across management and advisory fees and incentive fees

Management and Advisory Fees

YTD


Y-o-Y Growth: 13%
USD in Millions
$173
$195
FY17
FY18

Long-Term Growth


CAGR: 12%
$113
$195
FY13
FY18

- Represented an average of 90% of total revenues over the past five fiscal years
- Y-o-Y growth of 13%
- Double-digit growth across all management and advisory fee offerings

Incentive Fees

YTD


Y-o-Y Growth: 586%
USD in Millions
$7
$49
FY17
FY18

Long-Term Growth


CAGR: 52%
$6
$49
FY13
FY18

- Incentive fees derived from a highly diversified pool of assets and funds
- Allocated carried interest of $304M as of 3/31/18 diversified across +3,000 assets and +40 funds
- Y-o-Y growth in incentive fees driven by $40.6M recognition of deferred carried interest from Co-Investment Fund II
- Recognition of deferred carried interest positively impacted EPS by $0.30 in Q4 and $0.46 in FY18

Total Revenues

YTD


Y-o-Y Growth: 36%
USD in Millions
$180
$244
FY17
FY18

Long-Term Growth


CAGR: 15%
$119
$244
FY13
FY18

- Total revenues increased by 36%, driven by growth across core offerings

Page 12

Consolidated Earnings Profitability stable and growing Net Income Attributable to HLI YTD Long-Term Growth • $13M in net income attributable to HLI for the quarter USD in Millions $1 $17 N/A $17 FY17 FY18 FY13 FY18 Adjusted EBITDA1 YTD Long-Term Growth Y-o-Y Growth: 60% CAGR: 19% $133 • Y-o-Y growth of 60% $133 • Margins increased Y-o-Y due to recognition of deferred $83 carried interest with no associated expense due to USD in Millions $55 accounting treatment FY17 FY18 FY13 FY18 Fee Related Earnings1 YTD Long-Term Growth Y-o-Y Growth: 12% CAGR: 12% $81 $81 • Y-o-Y growth of 12% $72 • Long-term double digit growth in Fee Related Earnings $47 USD in Millions vFY17 FY18 FY13 FY18 1 Adjusted EBITDA and Fee Related-Earnings are non-GAAP financial measures. For a reconciliation from GAAP financial measures to non- GAAP financial measures, see pages 18 and 24 of this presentation. Page 13

Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage... Investments $150 • Vast majority of our investments are those made $120 $137 $120 alongside our clients $90 $103 $103 $92 • For 3/31/18, the total investment balance consisted of $60 $78 ~$120M in equity method investments in our funds and USD in Millions $30 ~$17M in technology-related investments $0 Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 Mar-18 Gross Leverage Proﬁle1 4.0x 3.0x • Principal amount of debt outstanding of $84.5M 2.0x as of 3/31/18 1.0x 1.0x 0.6x 0.0x � TTM Adjusted EBITDA Mar-17 Mar-18 1 Ratio of principal amount of debt outstanding to trailing twelve months Adjusted EBITDA. See page 25 for additional detail on calculation of gross leverage ratio. Page 14

Fiscal Year 2018 Fourth Quarter and Full Year Results Earnings Presentation - June 7, 2018

Appendix

Hamilton Lane Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2017	Three Months Ended March 31, 2018	% Change	Year Ended March 31, 2017	Year Ended March 31, 2018	% Change
Revenues						
Management and advisory fees	$46,401	$48,704	5%	$172,674	$195,030	13%
Incentive fees	278	28,905	10,297%	7,146	49,003	586%
Total revenues	**46,679**	**77,609**	**66%**	**179,820**	**244,033**	**36%**
Expenses						
Compensation and benefits	18,955	22,621	19%	72,116	82,868	15%
General, administrative and other	8,664	10,626	23%	31,589	38,212	21%
Total expenses	**27,619**	**33,247**	**20%**	**103,705**	**121,080**	**17%**
Other income (expense)						
Equity in income of investees	3,919	4,036	3%	12,801	17,102	34%
Interest expense	(5,785)	(707)	(88)%	(14,565)	(5,989)	(59)%
Interest income	161	56	(65)%	320	528	65%
Other non-operating income (loss)	(149)	867	N/A	83	5,036	5,967%
Total other income (expense)	**(1,854)**	**4,252**	**N/A**	**(1,361)**	**16,677**	**N/A**
Income before income taxes	**17,206**	**48,614**	**183%**	**74,754**	**139,630**	**87%**
Income tax expense	580	3,996	589%	316	33,333	10,448%
Net income	**16,626**	**44,618**	**168%**	**74,438**	**106,297**	**43%**
Less: Income attributable to non-controlling interests in general partnerships	168	698	315%	1,192	2,448	105%
Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	15,846	30,422	92%	72,634	86,508	19%
Net income attributable to Hamilton Lane Incorporated	**$612**	**$13,498**	**2,106%**	**$612**	**$17,341**	**2,733%**
Basic earnings per share of Class A common stock	$0.03	$0.69		$0.03	$0.94	
Diluted earnings per share of Class A common stock	$0.03	$0.68		$0.03	$0.93	
Weighted-average shares of Class A common stock outstanding - basic	17,788,363	19,504,124		17,788,363	18,414,715	
Weighted-average shares of Class A common stock outstanding - diluted	18,341,079	20,216,258		18,341,079	18,990,369	

Page 17

Hamilton Lane

Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2017	2018	% Change	Year Ended March 31, 2017	2018	% Change
Adjusted EBITDA						
Management and advisory fees	$46,401	$48,704	5%	$172,674	$195,030	13%
Total expenses	27,619	33,247	20%	103,705	121,080	17%
Less:						
Incentive fee related compensation[1]	87	(1,165)	(1,439)%	(3,283)	(3,874)	18%
Contingent compensation related to acquisition	-	(2,201)	N/A	-	(3,399)	N/A
Management fee related expenses	27,706	29,881	8%	100,422	113,807	13%
Fee Related Earnings	**$18,695**	**$18,823**	**1%**	**$72,252**	**$81,223**	**12%**
Incentive fees[2]	278	28,905	10,297%	7,146	49,003	586%
Incentive fees attributable to non-controlling interests[2]	-	(895)	N/A	-	(1,729)	N/A
Incentive fee related compensation[1]	87	(1,165)	(1,439)%	(3,283)	(3,874)	18%
Interest income	161	56	(65)%	320	528	65%
Equity-based compensation	1,175	1,272	8%	4,681	5,544	18%
Depreciation and amortization	475	495	4%	1,915	1,891	(1)%
Adjusted EBITDA	**$20,871**	**$47,491**	**128%**	**$83,031**	**$132,586**	**60%**
Adjusted EBITDA margin	**45%**	**61%**		**46%**	**54%**	
Non-GAAP earnings per share reconciliation						
Net income attributable to Hamilton Lane Incorporated	**$612**	**$13,498**		**$612**	**$17,341**	
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	15,846	30,422		72,634	86,508	
Income tax expense	580	3,996		316	33,333	
Write-off of deferred financing costs[3]	3,359	-		3,359	2,544	
Impact of Tax Act on TRA liability[4]	-	(778)		-	(4,964)	
IPO related compensation including impact of Tax Act[5]	1,935	-		1,935	(669)	
Contingent compensation related to acquisition	-	2,201		-	3,399	
Adjusted pre-tax net income	**22,332**	**49,339**	**121%**	**78,856**	**137,492**	**74%**
Adjusted income taxes[6]	(8,986)	(18,247)	103%	(31,732)	(50,432)	59%
Adjusted net income	**$13,346**	**$31,092**	**133%**	**$47,124**	**$87,060**	**85%**
Adjusted shares outstanding[7]	**52,779,748**	**53,334,091**		**52,779,748**	**53,103,352**	
Non-GAAP earnings per share	**$0.25**	**$0.58**	**131%**	**$0.89**	**$1.64**	**84%**

[1] Incentive fee related compensation includes incentive fee compensation expense as well as bonus and other revenue sharing allocated to carried interest classified as base compensation.
[2] Incentive fees for the three and twelve months ended March 31, 2018 includes $40.6 million of non-cash carry related to the $41.5 million of incentive fee payments received in fiscal 2016. Of the $40.6 million, $38.9 million is included in net income and $1.7 million is attributable to non-controlling interests.
[3] Represents write-off of debt issuance costs and realized loss on interest rate caps related to the payoff of our predecessor credit facility during the year ended March 31, 2018 and write-down of amortized discount and debt issuance related to the $160 million paydown of outstanding indebtedness under the predecessor term loan during the year ended March 31, 2017.
[4] Represents change in payable to related parties pursuant to the TRA as a result of being re-measured due to the tax rate change. The change in liability was recorded to other non-operating income in the Condensed Consolidated Statements of Income.
[5] Represents accrual of one-time payments to induce members of HLA to exchange their HLA units for HLI common stock in the Reorganization during the year ended March 31, 2017 and the change in the expense accrual due to the impact of tax rate changes pursuant to enactment of the Tax Act during the year ended March 31, 2018.
[6] Represents corporate income taxes at our estimated statutory tax rate of 36.68% for the year ended March 31, 2018 applied to adjusted pre-tax net income. The 36.68% is based on a blended federal tax statutory rate of 35.00% for 275 days and 21.00% for 90 days and a combined state income tax rate net of federal benefits of 5.13%. Represents corporate income taxes at assumed effective tax rate of 40.24% for the year ended March 31, 2017. The 40.24% is based on a federal tax statutory rate of 35.00% and a combined state income tax rate net of federal benefits of 5.24%.
[7] Represents the weighted-average number of shares that would have been outstanding assuming the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Page 18

Management and Advisory Fees Three Months Ended March 31, Year Ended March 31, (Dollars in thousands) 2017 2018 % Change 2017 2018 % Change Management and advisory fees Customized separate accounts $18,467 $20,891 13% $71,261 $79,144 11% Specialized funds 21,268 19,569 (8)% 74,675 83,151 11% Advisory and reporting 6,118 7,401 21% 23,798 28,359 19% Distribution management 548 843 54% 2,940 4,376 49% Total management and advisory fees $46,401 $48,704 5% $172,674 $195,030 13% Twelve Months Ended March 31, 2018 Distribution Advisory management and reporting 2% 14% Customized separate accounts Specialized 41% funds 43% Page 19

Incentive Fees Three Months Ended March 31, Year Ended March 31, (Dollars in thousands) 2017 2018 % Change 2017 2018 % Change Incentive fees Secondary Fund II $183 $- (100)% $2,293 $2,239 (2)% Co-investment Fund II - 26,072 N/A - 40,650 N/A Other specialized funds 28 150 436% 4,202 1,012 (76)% Customized separate accounts 67 2,683 3,904% 651 5,101 684% Incentive fees $278 $28,905 10,297% $7,146 $49,003 586% March 31, 2017 December 31, 2017 March 31, 2018 YoY % Change QoQ % Change Allocated carried interest Secondary Fund II $8,476 $6,031 $6,305 (26)% 5% Secondary Fund III 27,649 34,158 36,335 31% 6% Secondary Fund IV 3,041 11,815 16,818 453% 42% Co-investment Fund I 715 - - (100)% N/A Co-investment Fund II 97,313 94,385 68,431 (30)% (27)% Co-investment Fund III 14,070 29,978 35,635 153% 19% Other specialized funds 13,670 26,641 32,520 138% 22% Customized separate accounts 68,766 97,519 107,722 57% 10% Total allocated carried interest $233,700 $300,527 $303,766 30% 1% Page 20

Assets Under Management March 31, December 31, March 31, YoY % Change QoQ % Change (Dollars in millions) 2017 2017 2018 Assets under management / advisement Assets under management $41,794 $50,295 $53,679 28% 7% Assets under advisement 300,426 374,132 396,837 32% 6% Total assets under management / advisement $342,220 $424,427 $450,516 32% 6% Fee-earning assets under management Customized separate accounts Balance, beginning of period $17,737 $19,721 $20,383 15% 3% Contributions 1,410 783 2,267 61% 189% Distributions (1,142) (443) (1,691) 48% 281% Foreign exchange, market value and other 23 322 (28) (222)% (109)% Balance, end of period $18,028 $20,383 $20,931 16% 3% Specialized funds Balance, beginning of period $8,487 $9,439 $9,274 9% (2)% Contributions 417 240 925 122% 285% Distributions (114) (401) (443) 289% 11% Foreign exchange, market value and other 3 (4) 2 (33)% N/A Balance, end of period $8,793 $9,274 $9,758 11% 5% Total Balance, beginning of period $26,224 $29,160 $29,657 13% 2% Contributions 1,827 1,023 3,192 75% 212% Distributions (1,256) (844) (2,134) 70% 153% Foreign exchange, market value and other 26 318 (26) (200)% (108)% Balance, end of period $26,821 $29,657 $30,689 14% 3% Page 21

Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands except share and per share amounts) March 31, 2017 March 31, 2018 Assets Cash and cash equivalents $32,286 $47,596 Restricted cash 1,849 1,787 Fees receivable 12,113 14,924 Prepaid expenses 2,593 2,301 Due from related parties 3,313 3,236 Furniture, fixtures and equipment, net 4,063 4,782 Investments 120,147 137,253 Deferred income taxes 61,223 73,381 Other assets 3,030 8,535 Total assets $240,617 $293,795 Liabilities and Equity Accounts payable $1,366 $1,700 Accrued compensation and benefits 3,417 8,092 Deferred incentive fee revenue 45,166 6,245 Debt 84,310 84,162 Accrued members' distributions 2,385 11,837 Payable to related parties pursuant to tax receivable agreement 10,734 34,133 Accrued dividend - 3,893 Other liabilities 6,612 7,659 Total liabilities 153,990 157,721 Preferred stock, $0.001 par value, 10,000,000 authorized, none issued - - Class A common stock, $0.001 par value, 300,000,000 authorized; 23,139,476 and 19,151,033 issued and 19 22 23,139,476 and 19,036,504 outstanding as of March 31, 2018 and 2017, respectively Class B common stock, $0.001 par value, 50,000,000 authorized; 25,700,068 and 27,935,255 issued and 28 26 outstanding as of March 31, 2018 and 2017, respectively Additional paid-in-capital 61,845 73,829 Accumulated other comprehensive loss (311) - Retained earnings 612 4,549 Less: Treasury stock, at cost, 0 and 114,529 shares of class A common stock as of March 31, 2018 and 2017, respectively (2,151) - Total Hamilton Lane Incorporated stockholders’ equity 60,042 78,426 Non-controlling interests in general partnerships 9,901 7,266 Non-controlling interests in Hamilton Lane Advisors, L.L.C. 16,684 50,382 Total equity 86,627 136,074 Total liabilities and equity $240,617 $293,795 Page 22

Condensed Consolidated Statements of Cash Flows (Unaudited) Year Ended March 31, (Dollars in thousands) 2016 2017 2018 Operating activities Net income $55,852 $74,438 $106,297 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 2,027 1,915 1,891 Change in deferred income taxes 730 26 22,983 Change in payable to related parties pursuant to tax receivable agreement - - (5,076) Amortization of deferred financing costs 857 845 167 Write-off of deferred financing costs 2,408 3,359 1,657 Equity-based compensation 3,730 4,681 5,544 Gain on sale (5,408) - - Equity in income of investees (1,518) (12,801) (17,102) Proceeds received from investments 4,105 10,843 14,391 Changes in operating assets and liabilities 46,275 (1,704) (35,304) Other 117 77 1,244 Net cash provided by operating activities $109,175 $109,175 $81,679 $96,692 Investing activities Purchase of furniture, fixtures and equipment $(921) $(1,275) $(2,254) Cash paid for acquisition of business - - (5,228) Distributions received from investments 21,587 8,782 16,055 Contributions to investments (18,164) (24,222) (30,346) Net cash (used in) investing activities $2,502 $(16,715) $(21,773) Financing activities Repayments of debt (121,680) $(162,600) $(87,038) Borrowings of debt, net of deferred financing costs 253,988 - 85,066 Contributions from non-controlling interest in general partnerships 629 532 276 Distributions to non-controlling interest in general partnerships (5,458) (3,191) (5,359) Proceeds from IPO, net of underwriting discount - 203,205 - Payment of deferred offering costs - (5,844) - (Repurchase) issuance of Class B common stock - 28 (2) Sale of membership interests 3,268 4,669 - Purchase of restricted stock for tax witholdings - (2,151) (6,473) Purchase of membership interests (173,622) (55,983) - Proceeds received from option exercises 586 1,192 313 Dividends paid - - (9,511) Members’ distributions paid (67,815) (80,457) (36,943) Other - (611) - Net cash (used in) financing activities $(110,104) $(101,211) $(59,671) Increase (decrease) in cash, cash equivalents, and restricted cash 1,573 (36,247) 15,248 Cash, cash equivalents, and restricted cash at beginning of year 68,809 70,382 34,135 Cash, cash equivalents, and restricted cash at end of year $70,382 $34,135 $49,383 Page 23

Hamilton Lane

Non-GAAP Reconciliation

Reconciliation from Net Income

(Dollars in thousands)	Three Months Ended March 31, 2017	Three Months Ended March 31, 2018	Year Ended March 31, 2017	Year Ended March 31, 2018
Net income attributable to Hamilton Lane Incorporated[1]	**$612**	**$13,498**	**$612**	**$17,341**
Income attributable to non-controlling interests in general partnerships	168	698	1,192	2,448
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	15,846	30,422	72,634	86,508
Incentive fees[2]	(278)	(28,905)	(7,146)	(49,003)
Incentive fee related compensation[3]	(87)	1,165	3,283	3,874
Interest income	(161)	(56)	(320)	(528)
Interest expense	5,785	707	14,565	5,989
Income tax expense	580	3,996	316	33,333
Equity in income of investees	(3,919)	(4,036)	(12,801)	(17,102)
Contingent compensation related to acquisition	-	2,201	-	3,399
Other non-operating (income) loss	149	(867)	(83)	(5,036)
Fee Related Earnings	$18,695	$18,823	$72,252	$81,223
Depreciation and amortization	475	495	1,915	1,891
Equity-based compensation	1,175	1,272	4,681	5,544
Incentive fees[2]	278	28,905	7,146	49,003
Incentive fees attributable to non-controlling interests[2]	-	(895)	-	(1,729)
Incentive fee related compensation[3]	87	(1,165)	(3,283)	(3,874)
Interest income	161	56	320	528
Adjusted EBITDA	$20,871	$47,491	$83,031	$132,586
Non-GAAP earnings per share reconciliation				
Net income attributable to Hamilton Lane Incorporated[1]	**$612**	**$13,498**	**$612**	**$17,341**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	15,846	30,422	72,634	86,508
Income tax expense	580	3,996	316	33,333
Write-off of deferred financing costs[4]	3,359	-	3,359	2,544
Impact of Tax Act on TRA liability[5]	-	(778)	-	(4,964)
IPO related compensation including impact of Tax Act[6]	1,935	-	1,935	(669)
Contingent compensation related to acquisition	-	2,201	-	3,399
Adjusted pre-tax net income	**22,332**	**49,339**	**78,856**	**137,492**
Adjusted income taxes[7]	(8,986)	(18,247)	(31,732)	(50,432)
Adjusted net income	$13,346	$31,092	$47,124	$87,060
Weighted-average shares of Class A common stock outstanding	18,341,079	20,216,258	18,341,079	18,990,369
Exchange of Class B and Class C units in HLA[8]	34,438,669	33,117,833	34,438,669	34,112,983
Adjusted shares outstanding	52,779,748	53,334,091	52,779,748	53,103,352
Non-GAAP earnings per share	$0.25	$0.58	$0.89	$1.64

1 Prior to our IPO, HLI was a wholly-owned subsidiary of HLA with no operations or assets.
2 Incentive fees for the three and twelve months ended March 31, 2018 includes $40.6 million of non-cash carry related to the $41.5 million of incentive fee payments received in fiscal 2016. Of the $40.6 million, $38.9 million is included in net income and $1.7 million is attributable to non-controlling interests.
3 Incentive fee related compensation includes incentive fee compensation expense and bonus and other revenue sharing allocated to carried interest classified as base compensation.
4 Represents write-off of debt issuance costs and realized loss on interest rate caps related to the payoff of our predecessor credit facility during the year ended March 31, 2018 and write-down of amortized discount and debt issuance related to the $160 million paydown of outstanding indebtedness under the predecessor term loan during the year ended March 31, 2017.
5 Represents change in payable to related parties pursuant to the TRA as a result of being re-measured due to the tax rate change. The change in liability was recorded to other non-operating income in the Condensed Consolidated Statements of Income.
6 Represents accrual of one-time payments to induce members of HLA to exchange their HLA units for HLI common stock in the Reorganization during the year ended March 31, 2017 and the change in the expense accrual due to the impact of tax rate changes pursuant to enactment of the Tax Act during the year ended March 31, 2018.
7 Represents corporate income taxes at our estimated statutory tax rate of 36.68% for the year ended March 31, 2018 applied to adjusted pre-tax net income. The 36.68% is based on a blended federal tax statutory rate of 35.00% for 275 days and 21.00% for 90 days and a combined state income tax rate net of federal benefits of 5.13%. Represents corporate income taxes at assumed effective tax rate of 40.24% for the year ended March 31, 2017. The 40.24% is based on a federal tax statutory rate of 35.00% and a combined state income tax rate net of federal benefits of 5.24%.
8 Represents the weighted-average number of shares that would have been outstanding assuming the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

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Gross Leverage Ratio Year Ended March 31, (Dollars in thousands) 2017 2018 Principal amount of debt outstanding $86,100 $84,513 Adjusted EBITDA 83,031 132,586 Gross leverage ratio 1.0x 0.6x Page 25

Terms Adjusted EBITDA is our primary internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. Fee Related Earnings (“FRE”) is used to highlight our earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Non-GAAP earnings per share measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP earnings per share is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate. We believe Non-GAAP earnings per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. Our assets under management (“AUM”) comprise primarily the assets associated with our customized separate accounts and specialized funds. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value of our clients’ and funds’ underlying investments; (2) the unfunded commitments to our clients’ and funds’ underlying investments; and (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement (“AUA”) comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management, or fee-earning AUM, is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital and net asset value of our customized separate accounts and specialized funds depending on the fee terms. Substantially all of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated (or “HLI”) was incorporated in the State of Delaware on December 31, 2007. The Company was formed for the purpose of completing an initial public offering (“IPO”) and related transactions (“Reorganization”) in order to carry on the business of Hamilton Lane Advisors, L.L.C. (“HLA”) as a publicly-traded entity. As of March 6, 2017, HLI became the sole managing member of HLA. Page 26

Disclosures Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe” and similar expressions are used to identify these forward-looking statements. Forward- looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to our ability to manage growth, fund performance, risk, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to consummate planned acquisitions and successfully integrate the acquired business with ours; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to us; our ability to comply with investment guidelines set by our clients; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. As of June 6, 2018 Page 27